     As filed with the Securities and Exchange Commission on August 31, 1998
                                                      Registration No. 333-29341
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -----------------

                              i2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                         7372                    75-2294945
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
   of incorporation or         Industrial Classification       Identification
    organization)                     Code Number)                Number)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
    (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                                 -----------------

                                  DAVID F. CARY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
                            TELECOPY: (214) 860-6062
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                                RONALD G. SKLOSS
                         BROBECK, PHLEGER & HARRISON LLP
                         301 CONGRESS AVENUE, SUITE 1200
                               AUSTIN, TEXAS 78701
                                 (512) 477-5495
                            TELECOPY: (512) 477-5813


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



                              i2 TECHNOLOGIES, INC.





This registration statement, as amended to the date of its effectiveness (July 29, 1997), registered the sale from time to time of up to 1,265,910 shares (as adjusted to reflect a two-for-one split effected on June 2, 1998) of the Common Stock of the registrant by the stockholders name therein. Of this amount, the selling stockholders sold an aggregate of 881,712 shares. The offering has now been terminated. Accordingly, the registrant hereby deregisters 384,198 shares of the Common Stock originally covered by the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 31st day of August, 1998.

                                        i2 TECHNOLOGIES, INC.



                                        By:   /s/ David F. Cary
                                           ------------------------------------
                                            David F. Cary
                                            Vice President and Chief Financial
                                            Officer




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   NAME                            TITLE                            DATE

/s/ Sanjiv s. Sidhu *       Chairman of the Board              August 31, 1998
-----------------------     and Chief Executive
Sanjiv S. Sidhu             Officer (Principal
                            executive officer)

/s/ Kanna N. Sharma*        Vice Chairman of the               August 31, 1998
-----------------------     Board, Executive Vice
Kanna N. Sharma             President and Secretary

/s/ David F. Cary           Vice President and                 August 31, 1998
-----------------------     Chief Financial Officer
David F. Cary               (Principal financial
                            and accounting officer)

/s/ Harvey B. Cash*         Director                           August 31, 1998
-----------------------
Harvey B. Cash

/s/ Thomas J. Meredith*     Director                           August 31, 1998
-----------------------
Thomas J. Meredith

/s/ Sandeep R. Tungare*     Director                           August 31, 1998
-----------------------
Sandeep R. Tungare

*By:/s/ David F. Cary
-----------------------
David F. Cary
Attorney-in-Fact